                                AMENDMENT NO. 1

                                       TO

                                CREDIT AGREEMENT

         THIS AMENDMENT NO. 1 (this "Amendment") is entered into as of May 10, 2001, by and among HARVARD INDUSTRIES, INC., a Delaware corporation ("Harvard" or the "Borrower Representative"), DOEHLER-JARVIS, INC., a Delaware corporation ("DJI"), HARVARD TRANSPORTATION CORPORATION, a Michigan corporation ("Harvard Transportation"), DOEHLER-JARVIS GREENEVILLE, INC., a Delaware corporation ("DJG"), POTTSTOWN PRECISION CASTING, INC., a Delaware corporation ("Pottstown"), HARVARD INDUSTRIES RISK MANAGEMENT, INC., a Delaware corporation ("Harvard Risk Management"), DOEHLER-JARVIS TOLEDO, INC., a Delaware corporation ("DJT"), HARMAN AUTOMOTIVE, INC., a Michigan corporation ("Harman"), HAYES-ALBION CORPORATION, a Michigan corporation ("Hayes-Albion"), and THE KINGSTON-WARREN CORPORATION, a New Hampshire corporation ("Kingston-Warren") (DJI, Harvard Transportation, DJG, Pottstown, Harvard Risk Management, DJT, Harman, Hayes Albion, Kingston-Warren together with the Borrower Representative, jointly and severally referred to herein as the "Borrowers" and individually as a "Borrower"); GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto.

                                   BACKGROUND

         Borrowers, Agent and Lenders are parties to a Credit Agreement dated as of September 30, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

         Borrowers have requested that Agent and Lenders waive various Events of Default that have occurred and make certain amendments to the Credit Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

         2. Amendment to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

                  (a) The references to the amount "Fifty Million Dollars" ($50,000,000) in the first Whereas clause, in Annex A in the definitions of "Commitments" and "Revolving Loan


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Commitment" and on Annex J are deleted and replaced with the amount "Forty-five
Million Dollars" ($45,000,000).

                  (b) Section 1.1(a)(i) is amended by (i) deleting the fourth sentence, and (ii) amending the sixth sentence thereof in its entirety to provide as follows:

                  "Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a) provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed the Borrowing Availability at such time."

                  (c) Section 1.3(b)(i) is amended by amending the first sentence thereof in its entirety to provide as follows:

                           "If at any time the outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess.

                  (d) Section 1.5(a) is amended in its entirety to provide as follows:

                           "1.5 Interest and Applicable Margins.

                           (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: with respect to the Revolving Credit Advances, the Index Rate plus 1.50% per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus 3.00% per annum, based on the aggregate Revolving Credit Advances outstanding from time to time."

                  (e) Sections 1.6 and 1.7 are hereby amended in their entirety to provide as follows:

                           1.6 Eligible Accounts.

                           All of the Accounts owned by each Borrower and reflected in the most recent Borrowing Base Certificate delivered by Borrower Representative to Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish or modify Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment. Eligible Accounts shall not include any Account of any
                           Borrower:


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                           (a) that does not arise from the sale of goods or the
                           performance of services by such Borrower in the ordinary course of its business;

                           (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

                           (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

                           (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

                           (e) with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

                           (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

                           (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

                           (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

                           (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the province of Newfoundland, the Northwest Territories and the Territory of Nunavit) unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer, provided that the Accounts in respect of such sales otherwise comply with all of the other criteria set forth in this definition of Eligible Accounts and represent sales not in excess of $5,000,000 in the aggregate at any one time outstanding;


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                           (j) to the extent such Borrower or any Subsidiary
                           thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

                           (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

                           (1) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                                    (i) the Account is not paid within the
                           earlier of: 60 days following its due date or 90 days following its original invoice date;

                                    (ii) the Account Debtor obligated upon such
                           Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                                    (iii) a petition is filed by or against any
                           Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                           (m) that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1-6;

                           (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

                           (o) as to which any of the representations or warranties in the Loan Documents are untrue;

                           (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                           (q) that is payable in any currency other than Dollars; or

                           (r) that is otherwise unacceptable to Agent in its reasonable credit judgment exercised in a manner which is customary either in the commercial finance industry or in the lending practices of the Agent and/or the Lenders.


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                           Further, in respect of Tooling Accounts, no Tooling
                           Account shall be an Eligible Account to the extent it has not been approved in accordance with the standard procedures for parts approval.

                           1.7 Eligible Inventory. All of the Inventory owned by each Borrower and reflected in the most recent Borrowing Base Certificate delivered by Borrower Representative to Agent shall be "Eligible Inventory" for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish or modify Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory, in its reasonable credit judgment. Eligible Inventory shall not include any Inventory of any Borrower that:

                           (a) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 hereof (subject to Reserves established by Agent in accordance with Section 5.9 hereof);

                           (b) (i) is not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule (3.2), or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves reasonably satisfactory to Agent have been established with respect thereto or
                           (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

                           (c) is placed on consignment or is in transit;

                           (d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

                           (e) is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;


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

                           (f) consists of display items or packing or shipping materials, manufacturing supplies or replacement parts (other than raw materials), goods present outside of the United States of America, goods returned or rejected by the Account Debtor of such Borrower (other than goods that are undamaged and resalable in the ordinary course of business), goods to be returned to the suppliers of such Borrower or goods in transit to third parties (other than the agents or warehouses of such Borrower);

                           (g) consists of goods which have been returned by the buyer;

                           (h) is not of a type held for sale in the ordinary course of such Borrower's business;

                           (i) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders;

                           (j) breaches any of the representations or warranties pertaining to Inventory set forth in the loan Documents;

                           (k) consists of any costs associated with "freight-in" charges;

                           (1) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

                           (m) is not covered by casualty insurance reasonably acceptable to Agent; or

                           (n) is otherwise unacceptable to Agent in its reasonable credit judgment exercised in a manner which is customary either in the commercial finance industry or in the lending practices of the Agent and/or the Lenders.

                  (f) A new Subsection 1.9(e) is added which provides as follows;

                           "(e) On May 31, 2001, Borrowers shall pay to GE Capital for its own account a special advance fee of $50,000 (which fee may be charged to the Loan Account); provided, however, that if the Obligations have been irrevocably paid in full in cash and this Agreement has been terminated on or prior to May 31, 2001, then the payment of such fee shall automatically be waived."

                  (g) Section 1.10 is amended by amending the second sentence thereof in its entirety to provide as follows;

                           "For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day of receipt of immediately available funds therefor in the Collection Account prior to 2:00 p.m. New York time."


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                  (h)      Section 1.11 (b) is amended by adding the following
at the end thereof:

                           ", even if the amount of such charges would exceed Borrowing Availability at such time."

                  (i) A new Section 1.17 is added which provides as follows:

                           "1.17 Single-Loan. All Loans to or for the benefit of any Borrower and all of the other Obligations of such Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of the Collateral."

                  (j) Section 2.2(d) is amended in its entirety to provide as follows:

                           "(d) After giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount.

                  (k) Section 4.1 (b) is amended in its entirety to provide as follows:

                           "(b) Each Credit Party executing this Agreement hereby agrees that until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in form and substance satisfactory to Agent) at all times, to the Persons and in the manner set forth in Annex F.

                  (1) Section 5.9 is hereby amended in its entirety to provide as follows;

                           "5.9 Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of January 1, 2001 and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter for such location, any Borrower's Eligible Inventory at that location shall, in Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of


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                           Agent (which consent, in Agent's discretion, may be
                           conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent) or, unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. If any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage or deed of trust, environmental audits, mortgage title insurance commitment, survey, and if required by Agent, supplemental casualty insurance, all in form and substance reasonably satisfactory to Agent."


                  (m) A new Subsection 8.1 (n) is added which provides as follows:

                           "(n) Failure by Hilco Capital to purchase from GE Capital on or prior to May 31, 2001 a junior participation in the Revolving Credit Advances of at least $5,000,000 on terms and conditions, and pursuant to documentation, satisfactory to GE Capital in its sole discretion."

                  (n)      Annex A is amended as follows:

                           (i) the following defined terms are added in the appropriate alphabetical order:

                                    "Amendment No. 1" means the
                                    Amendment No. 1 to Credit Agreement dated as of May 10, 2001 by and among Borrowers, Lenders and Agent.

                                    "Amendment No. 1 Effective Date" means the date all of the conditions set forth in
                                    Section 3 of Amendment No. 1 have been
                                    satisfied.

                                    "Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

                                    (a) up to 85% of the aggregate book value of each Borrower's Eligible Accounts; and

                                    (b) up to 60% of the aggregate book value of each Borrower's Eligible Inventory (other than Eligible Tooling Inventory or Eligible Inventory consisting of work in process) valued at the lower of cost (determined on a first-in, first-out basis) or market; and


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                                    (c) up to 25% of the aggregate book value of
                                    each Borrower's Eligible Inventory
                                    consisting of work in process valued at the lower of cost (determined on a first-in, first-out basis) or market; and

                                    (d) up to the lesser of (i) 33% of the
                                    aggregate book value of Eligible Tooling
                                    Inventory valued at the lower of cost
                                    (determined on a first-in, first-out basis) or market, and (ii) $300,000; and

                                    (e) up to the Special Advance Amount.

                                    In no event shall the amount of Revolving
                                    Credit Advances based upon clauses (b), (c) and (d) exceed $15,000,000 in the aggregate.

                                    "Eligible Accounts" has the meaning ascribed to it in Section 1.6.

                                    "Eligible Inventory" has the meaning
                                    ascribed to it in Section 1.7.

                                    "Eligible Tooling Inventory" means Eligible
                                    Inventory consisting of tooling, valued at an amount equal to the costs associated with the production of tooling, not classified as fixed assets, which have not been billed but have an open purchase order for delivery at a future date no later than one (1) year from initial cost.

                                    "Tooling Accounts" means any Account arising from the obligation of an Account Debtor to reimburse a Borrower for the costs to such Borrower of manufacturing tooling to be used by such Borrower to manufacture Inventory to be sold to that Account Debtor.

                           (ii) the following defined terms are amended in their entirety to provide as follows:

                                    "Applicable Revolver Index Margin" means the per annum interest rate margin payable in addition to the Index Rate applicable to the Revolving Loan as set forth in Section 1.5(a).

                                    "Applicable Revolver LIBOR Margin" means the per annum interest rate payable in addition to the LIBOR Rate applicable to the Revolving Loan, as set forth in Section 1.5(a).

                                    "Borrowing Availability" means as of any date of determination as to all Borrowers, the lesser of (i) the Maximum Amount and
                                    (ii) the Borrowing Base, in each case, less the sum of the aggregate Revolving Loans then outstanding.

                                    "Reserves" means (a) reserves established by Agent from time to time against Eligible Inventory pursuant to Section 5.9, (b)


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                                    reserves established pursuant to Section
                                    5.4(c) and (c) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability which Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

                                    "Special Advance Amount" means (i) from the
                                    Amendment No. 1 Effective Date through June
                                    30, 2001, $10,000,000, (ii) from July 1,
                                    2001 through July 31, 2001, $9,500,000,
                                    (iii) from August 1, 2001 through August 31,
                                    2001, $9,000,000, (iv) from September 1,
                                    2001 through September 29, 2001, $8,500,000,
                                    and (v) thereafter, $0.

                  (o) Annex B is hereby amended by amending clause (a) in its entirety to provide as follows:

                           (a)      Issuance. Subject to the terms and
                           conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower and for such Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer") for such Borrower's account and guaranteed by Agent; provided, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (i) FIFTEEN MILLION DOLLARS ($15,000,000) (the "L/C Sublimit") and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

                  (p)      Annex F is hereby amended by amending clauses (a) and
(b) in their entirety to provide as follows:


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

                           (a) To Agent, upon its request, and in any event no less frequently than 15 days after the end of each Fiscal Month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the Borrower Representative as of the last day of the immediately preceding Fiscal Month or the date 2 days prior to the date of any such request:

                                    (i) with respect to Borrowers, a Borrowing
                                    Base Certificate, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                                    (ii) with respect to each Borrower, a
                                    summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

                                    (iii) with respect to each Borrower, a
                                    monthly trial balance showing Accounts
                                    outstanding aged from invoice date as
                                    follows: 1 to 30 days, 31 to 60 days, 61 to 90 days, 91 to 120 days and 121 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

                           (b) To Agent, no later than 11:00 a.m. (New York time) on each Business Day (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to each Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the Borrower Representative;


                  (q) Notwithstanding any provision to the Loan Agreement to the contrary, effective the Amendment No. 1 Effective Date, Borrowers shall not be permitted to obtain any new LIBOR Loans, continue any existing LIBOR Loan as another LIBOR Loan, nor convert any existing Index Rate Loans into LIBOR Loans.

                  (r) Agent shall reduce the amount of Eligible Inventory and Eligible Accounts as previously calculated based upon information provided by Borrower Representative by the sum of up to $5,000,000 representing (i) the value of Accounts and Inventory of Trim Trends Canada, Ltd. which are included in the calculation of Eligible Inventory and Eligible Accounts notwithstanding the fact that Agent does not have a first priority perfected security interest in such assets, and (ii) the potential offset available to General Motors pursuant to the Transaction


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

Supply Agreement dated as of January 1, 2001 among Harvard, Pottstown and General Motors and all related agreements to which General Motors is a party.

         3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) four (4) copies of this Amendment executed by Borrowers and Lenders and (ii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

         4. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

                  (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

                  (b) Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                  (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment, except for any failure by Borrowers prior to the date of this Amendment to comply with (i)
Section 4.1(a) of the Credit Agreement with respect to Paragraphs (d) and (f) of Annex E and (ii) Section 6.10 of the Credit Agreement with respect to Paragraphs
(b), (c) and (d) of Annex G to the Credit Agreement.

                  (d) No Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

         5. Effect on the Credit Agreement.

                  (a) Upon the effectiveness of Section 2 hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.


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

         7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         8. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                   HARVARD INDUSTRIES, INC.
                                   DOEHLER-JARVIS, INC.
                                   HARVARD TRANSPORTATION
                                       CORPORATION
                                   DOEHLER-JARVIS GREENVILLE, INC.
                                   POTTSTOWN PRECISION CASTING, INC.
                                   HARVARD INDUSTRIES RISK
                                       MANAGEMENT, INC.
                                   DOEHLER-JARVIS TOLEDO, INC.
                                   HARMAN AUTOMOTIVE, INC.
                                   HAYES-ALBION CORPORATION
                                   THE KINGSTON-WARREN CORPORATION


                                   By  /s/ KEVIN L. B. PRICE
                                       --------------------------------
                                       Name: Kevin L. B. Price
                                       Title:VP Controller & Treasurer
                                             of each of the foregoing
                                             corporations


                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, as Agent and Lender


                                   By
                                       --------------------------------
                                       Name:
                                       Title:



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